FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Brandon Davis, 312-822-5885	James Anderson, 312-822-7757
CNA FINANCIAL ANNOUNCES FIRST QUARTER 2019 RESULTS

•	NET INCOME OF $342M, $1.25 PER SHARE; ROE 12.1%

•	CORE INCOME OF $318M, $1.17 PER SHARE; ROE 10.7%

•	P&C COMBINED RATIO OF 97.8% VS 96.7% FULL YEAR 2018

•	P&C UNDERLYING COMBINED RATIO OF 94.9% VS 95.4% FULL YEAR 2018

•	P&C UNDERLYING LOSS RATIO OF 60.7% VS 61.8% FULL YEAR 2018

•	QUARTERLY DIVIDEND OF $0.35 PER SHARE
CHICAGO, April 29, 2019 --- CNA Financial Corporation (NYSE: CNA) today announced first quarter 2019 net income of $342 million, or $1.25 per share, and core income of $318 million, or $1.17 per share. Property & Casualty Operations combined ratio for the first quarter was 97.8% and the underlying combined ratio was 94.9%. Net investment income, after tax, was $465 million for the first quarter of 2019, including $96 million from limited partnership and common stock investments.
The U.S. P&C segments generated gross written premium growth, excluding third party captives, of 5% and net written premium growth of 2%. Gross written premium decreased (5)% and net written premium decreased (12)% for the International segment.
Core income (loss) for our Life & Group and Corporate & Other segments was $10 million and $(6) million, respectively.
CNA Financial declared a quarterly dividend of $0.35 per share, payable May 30, 2019 to stockholders of record on May 13, 2019.

	Results for the Three Months Ended March 31
($ millions, except per share data)	2019	2018
Net income	$342	$291
Core income (a)	318	281

Net income per diluted share	$1.25	$1.07
Core income per diluted share	1.17	1.03

	March 31, 2019	December 31, 2018
Book value per share	$42.19	$41.32
Book value per share excluding AOCI	43.38	44.55

(a)
Management utilizes the core income (loss) financial measure to monitor the Company's operations. Please refer herein to the Reconciliation of GAAP Measures to Non-GAAP Measures section of this press release for further discussion of this non-GAAP measure.

“CNA had a strong start to the year, generating core income of $1.17 per share," said Dino E. Robusto, Chairman & Chief Executive Officer of CNA Financial Corporation. “Our underlying combined ratio of 94.9% is lower than 2018’s full year 95.4%, our U.S. P&C segments generated good premium growth, premium rate increases improved on many major lines, investment income rebounded favorably, and long term care once again generated positive core income.”
Property & Casualty Operations

	Results for the Three Months Ended March 31
($ millions)	2019	2018
Net written premiums	$1,806	$1,813
NWP change (% year over year)	—%
Net investment income	$360	$285
Core income	314	327

Loss ratio excluding catastrophes and development	60.7%	60.0%
Effect of catastrophe impacts	3.4	2.1
Effect of development-related items	(0.5)	(2.2)
Loss ratio	63.6%	59.9%

Expense ratio	33.8%	32.8%

Combined ratio	97.8%	93.1%
Combined ratio excluding catastrophes and development	94.9%	93.2%

•
The combined ratio excluding catastrophes and development increased 1.7 points compared with the prior year quarter driven by a 1.0 point increase in the expense ratio driven by an unusually low acquisition ratio in the first quarter of 2018 and a 0.7 point increase in the underlying loss ratio.

•
The combined ratio increased 4.7 points compared with the prior year quarter. Net catastrophe losses were $58 million, or 3.4 points of the loss ratio in the quarter compared with $34 million, or 2.1 points of the loss ratio, for the prior year quarter. Favorable net prior period development improved the loss ratio by 0.5 points in the quarter compared with a 2.2 point improvement in the prior year quarter.

•
Net written premiums were consistent with the prior year quarter with U.S. P&C segments net written premiums up 2% offset by the impact of the previously disclosed underwriting actions in the International segment.

Business Operating Highlights
Specialty

	Results for the Three Months Ended March 31
($ millions)	2019	2018
Net written premiums	$698	$686
NWP change (% year over year)	2%
Core income	$169	$171

Loss ratio excluding catastrophes and development	60.5%	60.3%
Effect of catastrophe impacts	1.8	0.5
Effect of development-related items	(3.0)	(4.5)
Loss ratio	59.3%	56.3%

Expense ratio	32.8%	31.0%

Combined ratio	92.3%	87.5%
Combined ratio excluding catastrophes and development	93.5%	91.5%

•
The combined ratio excluding catastrophes and development increased 2.0 points compared with the prior year quarter driven by a 1.8 point increase in the expense ratio driven by an unusually low acquisition ratio in the first quarter of 2018 and lower earned premium.

•
The combined ratio increased 4.8 points compared with the prior year quarter. Net catastrophe losses were $12 million, or 1.8 points of the loss ratio, compared with $3 million, or 0.5 points of the loss ratio, for the prior year quarter. Favorable net prior period development improved the loss ratio by 3.0 points in the quarter compared with a 4.5 point improvement in the prior year quarter.

•	Net written premiums for Specialty grew 2% compared with the prior year quarter driven by strong retention, higher new business and positive renewal premium change.

Commercial

	Results for the Three Months Ended March 31
($ millions)	2019	2018
Net written premiums	$849	$832
NWP change (% year over year)	2%
Core income	$139	$133

Loss ratio excluding catastrophes and development	62.1%	59.8%
Effect of catastrophe impacts	5.2	3.9
Effect of development-related items	(0.4)	(0.7)
Loss ratio	66.9%	63.0%

Expense ratio	33.8%	33.5%

Combined ratio	101.3%	97.1%
Combined ratio excluding catastrophes and development	96.5%	93.9%

•
The combined ratio excluding catastrophes and development increased 2.6 points compared with the prior year quarter reflecting a re-evaluation of the underlying loss ratio in 2018 subsequent to the first quarter, as well as higher claim handling expenses.

•
The combined ratio increased 4.2 points compared with the prior year quarter. Net catastrophe losses were $40 million, or 5.2 points of the loss ratio compared with $29 million, or 3.9 points of the loss ratio, for the prior year quarter. Favorable net prior period development improved the loss ratio by 0.4 points in the quarter compared with a 0.7 point improvement in the prior year quarter.

•	Net written premiums for Commercial grew 2% compared with the prior year quarter driven by positive renewal premium change partially offset by a higher level of ceded reinsurance.

International

	Results for the Three Months Ended March 31
($ millions)	2019	2018
Net written premiums	$259	$295
NWP change (% year over year)	(12)%
Core income	$6	$23

Loss ratio excluding catastrophes and development	57.0%	59.9%
Effect of catastrophe impacts	2.3	0.7
Effect of development-related items	5.5	(0.2)
Loss ratio	64.8%	60.4%

Expense ratio	37.1%	36.2%

Combined ratio	101.9%	96.6%
Combined ratio excluding catastrophes and development	94.1%	96.1%

•
The combined ratio excluding catastrophes and development improved 2.0 points compared with the prior year quarter driven by a 2.9 point improvement in the underlying loss ratio. This was partially offset by a 0.9 point increase in the expense ratio driven by higher acquisition costs.

•
The combined ratio increased 5.3 points compared with the prior year quarter. Net catastrophe losses were $6 million, or 2.3 points of the loss ratio compared with $2 million, or 0.7 points for the prior year quarter. Unfavorable net prior period development, resulting from fourth quarter 2018 catastrophe events, increased the loss ratio by 5.5 points in the quarter compared with a 0.2 point improvement in the prior year quarter.

•
Excluding currency fluctuations, net written premiums for International decreased 8% driven by underwriting actions taken in the fourth quarter of 2018 to address profitability within our London-based operation and a higher level of ceded reinsurance.

Life & Group

	Results for the Three Months Ended March 31
($ millions)	2019	2018
Net investment income	$204	$200
Total operating revenues	335	335
Core income	10	14
Core income was $10 million as persistency continues to benefit from a high proportion of policyholders choosing to lapse coverage or reduce benefits in lieu of premium rate increases. Morbidity continues to trend in line with expectations.
Corporate & Other

	Results for the Three Months Ended March 31
($ millions)	2019	2018
Net investment income	$7	$5
Interest expense	34	34
Core loss	(6)	(60)
Core loss of $(6) million improved $54 million compared with the prior year quarter. Results in 2018 were negatively affected by a $32 million after-tax non-economic charge as a result of retroactive reinsurance accounting driven by additional cessions to the A&EP Loss Portfolio Transfer. The Company completed A&EP reserve reviews in both the first and fourth quarters of 2018 and intends to complete its annual review in the fourth quarter of 2019.
Net Investment Income

	Results for the Three Months Ended March 31
	2019	2018
Pretax net investment income	$571	$490
Net investment income, after tax	465	405
Net investment income, after tax, increased $60 million compared with the prior year quarter. The increase was driven by limited partnership and common stock investments, which returned 4.5%, or $96 million compared with 1.3%, or $31 million, in the prior year quarter.

About the Company
CNA is one of the largest U.S. commercial property and casualty insurance companies. CNA provides a broad range of standard and specialized property and casualty insurance products and services for businesses and professionals in the U.S., Canada and Europe, backed by 120 years of experience and approximately $45 billion of assets.  For more information, please visit CNA at www.cna.com.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 9:00 a.m. (CT) today. On the conference call will be Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation, James M. Anderson, Executive Vice President and Chief Financial Officer of CNA Financial Corporation and other members of senior management. Participants can access the call by dialing (800) 289-0571, or for international callers, (720) 543-0206. The call will also be broadcast live on the internet and may be accessed from the Investor Relations page of the CNA website (www.cna.com). A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting investor.relations@cna.com.
Definition of Reported Segments

•
Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.

•	Commercial works with a network of brokers and independent agents to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses.

•
International underwrites property and casualty coverages on a global basis through its U.K.-based insurance company, a branch operation in Canada as well as through its presence at Lloyd’s of London (Hardy).

•	Life & Group primarily includes the results of the individual and group long term care businesses that are in run-off.

•
Corporate & Other primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.

Financial Measures
Management utilizes the following metrics in their evaluation of the Property & Casualty Operations. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

•	Loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums.

•	Underlying loss ratio represents the loss ratio excluding catastrophes and development.

•	Expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums.

•	Dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums.

•	Combined ratio is the sum of the loss, expense and dividend ratios.

•	Underlying combined ratio is the sum of the underlying loss, expense and dividend ratios.

•	Renewal premium change represents the estimated change in average premium on policies that renew, including rate and exposure changes.

•
Rate represents the average change in price on policies that renew excluding exposure change. For certain products within Small Business, where quantifiable, rate includes the influence of new business as well.

•	Retention represents the percentage of premium dollars renewed in comparison to the expiring premium dollars from policies available to renew.

•	New business represents premiums from policies written with new customers and additional policies written with existing customers.
The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk.

Reconciliation of GAAP Measures to Non-GAAP Measures
This press release also contains financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. The Company believes the presentation of these measures provides investors with a better understanding of the significant factors that comprise the Company's operating performance. Reconciliations of these measures to the most comparable GAAP measures follow below.
Reconciliation of Net Income to Core Income
Core income (loss) is calculated by excluding from net income (loss) the after-tax effects of i) net investment gains or losses, ii) income or loss from discontinued operations, iii) any cumulative effects of changes in accounting guidance and iv) deferred tax asset and liability remeasurement as a result of an enacted U.S. Federal tax rate change. The calculation of core income (loss) excludes net investment gains or losses because net investment gains or losses are generally driven by economic factors that are not necessarily consistent with key drivers of underwriting performance, and are therefore not considered an indication of trends in insurance operations. Management monitors core income (loss) for each business segment to assess segment performance. Presentation of consolidated core income (loss) is deemed to be a non-GAAP financial measure.

	Results for the Three Months Ended March 31
($ millions)	2019	2018
Net income	$342	$291
Less: Net investment gains	24	10
Core income	$318	$281
Reconciliation of Net Income per Diluted Share to Core Income per Diluted Share
Core income (loss) per diluted share provides management and investors with a valuable measure of the Company's operating performance for the same reasons applicable to its underlying measure, core income (loss). Core income (loss) per diluted share is core income (loss) on a per diluted share basis.

	Results for the Three Months Ended March 31
	2019	2018
Net income per diluted share	$1.25	$1.07
Less: Net investment gains	0.08	0.04
Core income per diluted share	$1.17	$1.03
Reconciliation of Book Value per Share to Book Value per Share Excluding AOCI
Book value per share excluding AOCI allows management and investors to analyze the amount of the Company's net worth primarily attributable to the Company's business operations. The Company believes this measurement is useful as it reduces the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

	March 31, 2019	December 31, 2018
Book value per share	$42.19	$41.32
Less: Per share impact of AOCI	(1.19)	(3.23)
Book value per share excluding AOCI	$43.38	$44.55

Calculation of Return on Equity and Core Return on Equity
Core return on equity provides management and investors with a measure of how effectively the Company is investing the portion of the Company's net worth that is primarily attributable to its business operations.

	Results for the Three Months Ended March 31
($ millions)	2019	2018
Annualized net income	$1,366	$1,166
Average stockholders' equity including AOCI (a)	11,336	11,835
Return on equity	12.1%	9.8%

Annualized core income	$1,271	$1,122
Average stockholders' equity excluding AOCI (a)	11,937	12,018
Core return on equity	10.7%	9.3%

(a)	Average stockholders' equity is calculated using a simple average of the beginning and ending balances for the period.
For additional information, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statements
This press release includes statements that relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
Any descriptions of coverage under CNA policies or programs in this press release are provided for convenience only and are not to be relied upon with respect to questions of coverage, exclusions or limitations. With regard to all such matters, the terms and provisions of relevant insurance policies are primary and controlling. In addition, please note that all coverages may not be available in all states.
“CNA" is a registered trademark of CNA Financial Corporation. Certain CNA Financial Corporation subsidiaries use the "CNA" trademark in connection with insurance underwriting and claims activities. Copyright © 2019 CNA. All rights reserved.
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